UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-51626	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, 3rd Floor, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On August 3, 2006, Under Armour, Inc. (the “Company”) entered into a Warrant Agreement and a Registration Rights Agreement with NFL Properties LLC (“NFL Properties”) in partial consideration for NFL Properties entering into a Promotional Rights Agreement with the Company, pursuant to which the Company has become an authorized supplier of footwear to the National Football League.

Under the Warrant Agreement, the Company issued to NFL Properties warrants (the “Warrants”) to purchase 480,000 shares of the Company’s Class A Common Stock (“Common Stock”). The Warrants have a term of 12 years and an exercise price of $36.99 per share, which was the closing price on the Nasdaq Global Market of the Common Stock on August 2, 2006. None of the Warrants may be transferred (other than to National Football League member clubs or their controlling owners) or exercised until one year from the issue date, at which time 240,000 Warrants may be exercised, with the remaining 240,000 Warrants becoming transferable and exercisable three years from the issue date. Once the Warrants are exercisable, a holder of the Warrants may exercise the Warrants by paying cash or by electing to receive a number of shares of Common Stock equal to (x) the number of shares of Common Stock for which the Warrants are exercised, less (y) the number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant Agreement) at the time of exercise equal to the aggregate exercise price. The Warrant Agreement includes other customary terms and conditions, including adjustments to the number of shares of Common Stock underlying the Warrants and to the exercise price following certain events such as stock splits or combinations, reclassifications, combinations or mergers, dividends and distributions, and issuances of common stock below fair market value.

The issuance of the Warrants was made in reliance upon Section 4(2) of the Securities Act in that the issuance did not involve a public offering.

Under the Registration Rights Agreement, holders of the Warrants are entitled to a maximum of two demand registration rights pursuant to which the Company must comply (subject to certain limited exceptions) with the request of the holders to register for sale on their behalf the shares of Common Stock underlying the Warrants, and piggyback registration rights pursuant to which the holders can request registration of the shares of Common Stock underlying the Warrants when the Company registers other shares of Common Stock for sale. The Company must generally pay all expenses incident to the Company’s performance under the Registration Rights Agreement. The Registration Rights Agreement includes other customary terms and conditions and has a term of up to five years.

Copies of the Warrant Agreement and the Registration Rights Agreement are included as Exhibits 4.1 and 4.2, respectively, to this Form 8-K. The descriptions set forth in this report of the terms and conditions of these agreements are qualified in their entirety by reference to the full text of such agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1: Warrant Agreement between Under Armour, Inc. and NFL Properties LLC dated as of August 3, 2006.

Exhibit 4.2: Registration Rights Agreement between Under Armour, Inc. and NFL Properties LLC dated as of August 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: August 7, 2006	By:	/s/ WAYNE A. MARINO
Wayne A. Marino
Executive Vice President and Chief Financial Officer.